Exhibit 99

FOR IMMEDIATE RELEASE

Stifel Financial Corp. Announces Completion of

UBS Acquisition

ST. LOUIS, MO – October 21, 2009 – Stifel Financial Corp. ("Stifel" or the "Company") (NYSE: SF) announced today that its principal operating subsidiary, Stifel, Nicolaus & Company, Incorporated ("Stifel Nicolaus"), successfully completed the acquisition of 56 branches from UBS Financial Services Inc. ("UBS"). The acquisition was completed in four waves.

As a result of the acquisition, Stifel Nicolaus hired 495 Financial Advisors and support staff in these branches and successfully converted approximately 144,000 accounts with approximately $16.2 billion in assets under management, including related Reg U and Reg T loans of $204.4 million and $1.7 billion in money market accounts and FDIC-insured balances to the Stifel Nicolaus platform.  In 2008, these branches generated estimated total revenue of approximately $120 million.  As a result, Stifel Nicolaus now has a network of 1,900 Financial Advisors in its Private Client Group segment, consisting of 1,716 employees in 272 offices in 41 states and 184 independent contractors.

The transaction was structured as an asset purchase for cash at a premium over certain balance sheet items, subject to adjustment.  The payments to UBS included:

  An upfront cash payment of $29.0 million based on the actual number of branches and Financial Advisors acquired by Stifel Nicolaus; and

  Aggregate payments of $17.0 million for net fixed assets and employee forgivable loans.

In addition, a contingent earn-out payment is payable based on the performance of those UBS Financial Advisors who joined Stifel Nicolaus, over the two-year period following the closing.

As previously disclosed, the acquisition is expected to be accretive to Stifel's earnings in the first year.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis. It operates 298 offices in 41 states and the District of Columbia through its principal subsidiary, Stifel, Nicolaus & Company, Incorporated, and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, and related financial services, primarily, to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions.  To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate the acquired companies or to complete the acquisition of the branch offices and financial advisors as part of the our transaction with UBS; a material adverse change in the financial condition; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

* * *

For further information, contact:

James M. Zemlyak

Chief Financial Officer

(314) 342-2228